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                                                                     EXHIBIT 4.8

                               SILICON VALLEY BANK

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 11, 2002 by and between SILICON VALLEY BANK ("Purchaser") and MTI TECHNOLOGY CORPORATION (the "Company").

                                    RECITALS

        WHEREAS, the Company and the Purchaser are parties to a Registration Rights Agreement, dated November 8, 2001 (the "Prior Agreement"), setting forth certain rights and conditions with respect to the Company's Common Stock.

        WHEREAS, the Company is issuing a warrant (the "Warrant") to the Purchaser pursuant to which the Purchaser has the right to acquire from the Company the Shares (as defined in Section 14 of the Warrant).

        WHEREAS, by this Agreement, the Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

        1. Registration Rights. The Company covenants and agrees as follows:

                1.1 Definitions. For purposes of this Section 1:

                        (a) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such Registration Statement or document.

                        (b) The term "Registrable Securities" means (i) the Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any stock referred to in (i). For the avoidance of doubt, the term "Registrable Securities" shall cease to apply to any such Shares or any such Common Stock from and after the sale thereof pursuant to an effective Registration Statement or pursuant to SEC Rule 144.

                        (c) The terms "Holder" or "Holders" means the Purchaser or qualifying transferees under Section 1.9 hereof who hold Registrable Securities.

                        (d) The term "SEC" means the Securities and Exchange Commission.


SVB/MTI Technology/SVB AR Reg Rts Agr-2


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                        (e) The term "Registration Statement" means a
registration statement filed by the Company with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of its Common Stock (other than a registration statement on a Limited Purpose Form). As used herein, "Limited Purpose Form" means Form S-8 relating solely to employee stock option or purchase plans, or Form S-4 relating solely to an SEC Rule 145 transaction, or any other form (but excluding Forms S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities.

                1.2 Company Registration.

                        (a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on a Limited Purpose Form, the Company will:

                                (i) promptly give to each Holder written notice
thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); provided, however, if such securities are listed on any established stock exchange or a national market system, including the Nasdaq National Market, no list need be provided); and

                                (ii) include in such registration (and
compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 1.2(b) below.

                        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell their securities through such underwriting shall (together with the Company and the other stockholders selling their securities through such underwriting) enter into an underwriting agreement (and other documents reasonably and customarily required under the terms of such underwriting agreement) in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all holders (including the Holders) of Registrable Securities that would otherwise be so underwritten, and the number of shares that may be included in the underwriting shall be allocated to the holders (including the Holders) of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such holders (including the Holders).


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Notwithstanding the foregoing, in the case of an offering of Common Stock by the
Company pursuant to this Section 1.2, if the Company decides to withdraw such offering, it shall be under no obligation to register any Registrable Securities pursuant to this Section as part of such withdrawn offering.

                1.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in the offering and the Company.

                1.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense (except as otherwise provided in Section 1.3), the Company will:

                        (a) (i) in the case of a registration under Section 1.2, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for the lessor of (y) 120 days and (z) any shorter period which will terminate when all Registrable Securities covered by the Registration Statement have been sold; and (ii) in the case of a registration under Section 1.8, take the actions specified in such Section.

                        (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                        (c) Furnish to each Holder of Registrable Securities covered by such Registration Statement copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to franchise, business or income taxes, or to file a general consent to service of process, in any such states or jurisdictions.


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                        (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement (and other documents reasonably and customarily required under the terms of such underwriting agreement), in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Provide each Holder of Registrable Securities covered by such Registration Statement with a Blackout Notice (pursuant to Section 1.10(a)), as applicable, and comply with Section 1.10(c) in connection therewith.

                1.5 Indemnification.

                        (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

                        (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any


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omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, or controlling persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this Section 1.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                        (c) Each party entitled to indemnification under this
Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                1.6 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing from time to time and as shall be required in connection with any registration, qualification or compliance referred to herein, together with corporate certificates (if any) as may be reasonably requested by the Company in connection therewith.


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                1.7 Rule 144 Reporting. With a view to making available to
Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act, and the Exchange Act, a copy of the most recently filed annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                1.8 Shelf Registration of Registrable Securities.

                        (a) The Company shall mail as soon as practicable a questionnaire (the "Questionnaire"), soliciting the information required by Items 507 and 508 of Regulations S-K under the Securities Act, to each of the Holders, and shall deliver a copy of such Questionnaire to any Holder within five (5) days of it becoming available. As a condition to any Registrable Securities being included in the Registration Statement referred to below, such Holder shall submit a Questionnaire and shall amend and submit to the Company a revised Questionnaire any time the information contained therein ceases to be accurate and complete.

                        (b) The Company agrees to file with the SEC a Registration Statement (the "Shelf Registration") for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all Registrable Securities held by the Holder, as soon as practicable from the date hereof, but in no event more than 60 days from the date hereof. The Holders shall be included as selling securityholders in such Registration Statement promptly (and in any event within two (2) Business Days) after they have fully completed and returned to the Company the Questionnaire. The Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate form (including Form S-1, if applicable) permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective pursuant to the Securities Act on or prior to the date that is 120 days after the date of the Prior Agreement and to keep the Shelf Registration continuously effective under the Securities Act for 60 months (the "Effectiveness Period") or such shorter period ending when there ceases to be any outstanding Registrable Securities; provided, however, that if, when, and for so long as the Registrable Securities are permitted to be sold by the Holders under Rule 144 without application of the requirements of Paragraphs
(c), (e), (f), and (h) of Rule 144 pursuant to


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Paragraph (k) of Rule 144, then the Company need not keep the Shelf Registration continuously effective from and after the date that the Holders are permitted to so sell the Registrable Securities under Rule 144 without application of such requirements.

                        (c) The Company shall use all commercially reasonable efforts to keep the Shelf Registration continuously effective, for the period described in Section 1.8(b) hereof, by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders of a majority in amount of Registrable Securities (determined on a fully converted basis) covered by such Shelf Registration.

                        (d) In the event any adjustment in the number of Shares (as defined in the Warrant) would result in the issuance of additional Registrable Securities upon exercise of the Warrant, the Company shall promptly, and within ten (10) Business Days, amend or supplement the Shelf Registration in order to effect a Shelf Registration of such additional Registrable Securities pursuant to the terms of Section 1.8(b).

                        (e) Notwithstanding anything to the contrary in this
Section 1.9, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Registrable Securities pursuant to the Shelf Registration at any time (subject to the 30-day limitation set forth in the last sentence of this Section 1.8(e)) if (i) the Company is in possession of material non-public information relating to the Company, (ii) the Company determines (based on written advice of counsel) in good faith that such prohibition is reasonably necessary in order to avoid a requirement to disclose such material non-public information to the public, and (iii) the Company determines reasonably and in good faith that public disclosure of such material non-public information would not be in the best interests of the Company and its stockholders; provided, however, that upon the public disclosure by the Company of the material non-public information described in clauses (i), (ii), and (iii) of this paragraph, the suspension of the use of the Shelf Registration pursuant to this Section 1.8(e) shall cease and the Company shall promptly comply, prior to the next Business Day, with Section 1.4 hereof and notify the Holders that dispositions of Registrable Securities may be resumed. In the event that during the Effectiveness Period the prospectus under the Shelf Registration becomes not usable as a result of the Company's notification under this Section, the Company shall use its commercially reasonable efforts to provide the Holders with a usable prospectus as soon as practicable. Anything herein to the contrary notwithstanding, in no event shall sales of Registrable Securities under the Shelf Registration be suspended for more than 30 days in any 365-day period.

                1.9 Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under Sections 1.2, 1.7, and 1.8 may be assigned to a transferee or assignee of a Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders' rights under this Section 1.9 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.


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                1.10 Blackout Notice.

                        (a) The Company shall promptly (and, in any event, by the next Business Day) provide each Holder of Registrable Securities covered by a Shelf Registration (or other Registration Statement as applicable) written notice, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration (or other Registration Statement as applicable), as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (collectively, a "Blackout Notice").

                        (b) Upon receipt of such Blackout Notice from the Company, the Holder agrees to the Holder Obligations set forth in Section 1.11.

                        (c) Upon delivery of such Blackout Notice by the Company, the Company agrees to promptly prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus or any prospectus supplement or material incorporated by reference therein as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus or any prospectus supplement or material incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and so that such prospectus or prospectus supplement or registration statement or material incorporated by reference therein, as amended or supplemented, will comply with the law.

                1.11 Holder Obligations. Upon receipt of any Blackout Notice, the Holder agrees that it shall (i) maintain the confidentiality of the information contained in the Blackout Notice, (ii) forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration (or other Registration Statement as applicable) until the Holder's receipt of copies of the supplemented or amended prospectus, and, (iii) if so directed by the Company, deliver to the Company (at the Company's expense) all copies (other than permanent file copies) in its possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Holder is required to discontinue or refrain from disposition of the Registrable Securities for more than 30 days in any 365-day period, the Company shall be deemed in material breach of this Agreement.

        2. General.

                2.1 Waivers and Amendments. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company,


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when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 2.1.

                2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                2.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                2.4 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address as set forth below, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

                2.6 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

                2.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[remainder of page intentionally left blank; signature page follows]


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                2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

PURCHASER                                   COMPANY

SILICON VALLEY BANK                         MTI TECHNOLOGY CORPORATION

By: /s/ Patrick J. O'Donnell                By: /s/ Paul W. Emery, II
   --------------------------------            ---------------------------------

Name: Patrick J. O'Donnell              Name:    Paul W. Emery, II
     ------------------------------              -------------------------------
               (print)                                        (print)

Title: Vice President and                   Title: Chairman of the Board,
       Regional Market Manager                     President or Vice President

Address:                                    Address:

Silicon Valley Bank                         MTI Technology Corporation
Attn: Treasury Department                   4905 E. La Palma Avenue
3003 Tasman Drive                           Anaheim, CA  92807
Santa Clara, CA  95054




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